Exhibit 99.1
NEWS RELEASE

As previously announced, TDS will hold a teleconference on May 8, 2026, at 9:00 a.m. CT. Listen to the call live via the Events & Presentations page of investors.tdsinc.com.
TDS reports first quarter 2026 results
TDS Telecom and Array both reaffirm guidance for 2026
CHICAGO (May 8, 2026) — Telephone and Data Systems, Inc. (NYSE: TDS) reported first quarter 2026 operating results.
“TDS Telecom and Array entered 2026 with momentum,” said Walter Carlson, TDS President and CEO. “Both business units are making meaningful progress toward their strategic objectives. During the quarter, TDS Telecom expanded its marketable fiber service footprint to 1.1 million addresses, while Array continued to optimize its operations and secure healthy application volume.”

“As part of our fiber growth strategy, we recently announced the acquisition of Granite State Communications in New Hampshire," continued Carlson. "Located adjacent to our existing operations, Granite State further expands our fiber footprint, adding approximately 11,000 additional fiber service addresses.”

Highlights*

TDS Telecom
•Executing on fiber broadband strategy
◦Delivered 40,000 marketable fiber services addresses in Q1 2026
◦Grew fiber connections —10,900 residential fiber net additions
◦TDS Telecom revenues down 3%, reduced by $6 million due to divestitures of non-strategic assets
•Expanding fiber footprint
◦Entered into agreement to acquire Granite State Communications in New Hampshire — 11,000 fiber service addresses; transaction expected to close in the third quarter of 2026

Array
•Optimizing tower operations
◦Site rental revenues grew 92% year over year
◦Excluding the impact of DISH, continuing to grow tower tenancy and secure healthy application volume
•Continuing to close pending sales of wireless spectrum
◦Closed on sale of certain 700 MHz wireless spectrum licenses for total proceeds of $74.8 million on May 5, 2026

*Comparisons are 1Q’25 to 1Q’26 unless otherwise noted.

TDS reported total operating revenues from continuing operations of $309.5 million for the first quarter of 2026, versus $290.4 million for the same period one year ago. Net income (loss) attributable to TDS common shareholders and diluted earnings (loss) per share from continuing operations were $129.3 million and $1.11, respectively, for the first quarter of 2026 compared to $(23.2) million and $(0.20), respectively, in the same period one year ago.
On January 13, 2026, Array closed on the sale of certain 3.45 GHz and 700 MHz wireless spectrum licenses for $1,018.0 million and TDS recorded a book gain of $150.9 million ($114.7 million net of tax expense) during the first quarter of 2026.
Recent Development

On May 7, 2026, TDS delivered to the Array Board of Directors a letter setting forth a non-binding proposal to acquire all of the outstanding Array Common Shares that are not owned by TDS (the “Array Proposal”). A special committee of independent and disinterested directors of the Array Board of Directors has been formed to evaluate this proposal. For additional information on the Array Proposal, see TDS’ Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission on May 8, 2026.

2026 Estimated Results
TDS’ current estimates of full-year 2026 results for TDS Telecom and Array are shown below. Such estimates represent management’s view as of May 8, 2026 and should not be assumed to be current as of any future date. TDS undertakes no duty to update such estimates, whether as a result of new information, future events, or otherwise. There can be no assurance that final results will not differ materially from estimated results.

TDS Telecom	Previous	Current
(Dollars in millions)
Total operating revenues	$1,015-$1,055	Unchanged
Adjusted OIBDA[1] (Non-GAAP)	$300-$340	Unchanged
Adjusted EBITDA[1] (Non-GAAP)	$310-$350	Unchanged
Capital expenditures	$550-$600	Unchanged

Array	Previous	Current
(Dollars in millions)
Total operating revenues	$200-$215	Unchanged
Adjusted OIBDA[1] (Non-GAAP)	$50-$65	Unchanged
Adjusted EBITDA[1] (Non-GAAP)	$200-$215	Unchanged
Capital expenditures	$25-$35	Unchanged

The following tables reconcile EBITDA, Adjusted EBITDA and Adjusted OIBDA to the corresponding GAAP measures, Net income or Income before income taxes. In providing 2026 estimated results, TDS has not completed the below reconciliation to Net income because it does not provide guidance for income taxes. Although potentially significant, TDS believes that the impact of income taxes cannot be reasonably predicted; therefore, TDS is unable to provide such guidance.

	2026 Estimated Results
	TDS Telecom	Array
(Dollars in millions)
Net income from continuing operations (GAAP)	N/A	N/A
Add back:
Income tax expense	N/A	N/A
Income (loss) before income taxes (GAAP)	($15)-$25	$770-$785
Add back:
Interest expense	—	45
Depreciation, amortization and accretion expense	325	50
EBITDA (Non-GAAP)[1]	$310-$350	$865-$880
Add back or deduct:
(Gain) loss on license sales and exchanges, net	—	(590)
Short-term imputed spectrum lease income	—	(75)
Adjusted EBITDA (Non-GAAP)[1]	$310-$350	$200-$215
Deduct:
Equity in earnings of unconsolidated entities	—	140
Interest and dividend income	5	10
Other, net	5	—
Adjusted OIBDA (Non-GAAP)[1]	$300-$340	$50-$65

	Actual Results
	Three Months Ended March 31, 2026		Year Ended December 31, 2025
	TDS Telecom	Array	TDS Telecom	Array
(Dollars in millions)
Net income from continuing operations (GAAP)	$1	$180	$28	$172
Add back:
Income tax expense (benefit)	(2)	52	10	(31)
Income (loss) before income taxes (GAAP)	$(1)	$232	$38	$141
Add back:
Interest expense	—	7	(7)	28
Depreciation, amortization and accretion expense	73	13	300	48
EBITDA (Non-GAAP)[1]	$71	$252	$331	$218
Add back or deduct:
Expenses related to strategic alternatives review	—	—	6	2
Loss on impairment of intangible assets	—	—	1	48
(Gain) loss on asset disposals, net	1	1	15	2
(Gain) loss on sale of business and other exit costs, net	2	—	(23)	—
(Gain) loss on license sales and exchanges, net	—	(157)	—	(6)
Short-term imputed spectrum lease income	—	(34)	—	(69)
Adjusted EBITDA (Non-GAAP)[1]	$74	$62	$330	$194
Deduct:
Equity in earnings of unconsolidated entities	—	40	—	174
Interest and dividend income	1	4	6	19
Other, net	1	—	5	—
Adjusted OIBDA (Non-GAAP)[1]	$71	$18	$319	$1

Numbers may not foot due to rounding.

1EBITDA, Adjusted EBITDA and Adjusted OIBDA are defined as net income from continuing operations adjusted for the items set forth in the reconciliation above. EBITDA, Adjusted EBITDA and Adjusted OIBDA are not measures of financial performance under Generally Accepted Accounting Principles in the United States (GAAP) and should not be considered as alternatives to Net income or Cash flows from operating activities, as indicators of cash flows or as measures of liquidity. TDS does not intend to imply that any such items set forth in the reconciliation above are infrequent or unusual; such items may occur in the future. Management uses Adjusted EBITDA and Adjusted OIBDA as measurements of profitability, and therefore reconciliations to Net income are deemed appropriate. Management believes Adjusted EBITDA and Adjusted OIBDA are useful measures of TDS’ operating results before significant recurring non-cash charges, nonrecurring expenses, gains and losses, and other items as presented above as they provide additional relevant and useful information to investors and other users of TDS’ financial data in evaluating the effectiveness of its operations and underlying business trends in a manner that is consistent with management’s evaluation of business performance. Adjusted EBITDA shows adjusted earnings before interest, taxes, depreciation, amortization and accretion, gains and losses, while Adjusted OIBDA reduces this measure further to exclude Equity in earnings of unconsolidated entities and Interest and dividend income in order to more effectively show the performance of operating activities excluding investment activities.

Conference Call Information
TDS will hold a conference call on May 8, 2026 at 9:00 a.m. CT.
▪Access the live call on the Events & Presentations page of investors.tdsinc.com or at
https://events.q4inc.com/attendee/890846584

Before the call, certain financial and statistical information to be discussed during the call will be posted to investors.tdsinc.com. The call will be archived on the Events & Presentations page of investors.tdsinc.com.
About TDS
Telephone and Data Systems, Inc. (TDS) provides broadband, video, voice and wireless services through its TDS Telecom business. Array leases tower space to tenants and provides ancillary services, holds noncontrolling interests in primarily wireless operating companies and holds certain wireless spectrum licenses. Founded in 1969, TDS is headquartered in Chicago.
Visit investors.tdsinc.com for comprehensive financial information, including earnings releases, quarterly and annual filings, shareholder information and more.
Contacts
John Toomey, Treasurer and Vice President - Corporate Relations
john.toomey@tdsinc.com

Karen Samples, Corporate Finance and Investor Relations Senior Manager
karen.samples@tdsinc.com

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company's plans, beliefs, estimates, and expectations. These statements are based on current estimates, projections, and assumptions, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: whether any transaction related to the TDS non-binding proposal delivered to the Array Board of Directors to acquire all of the outstanding Array Common Shares not owned by TDS will be accepted, rejected, consummated, or abandoned; whether any such transaction, if accepted or completed, will result in additional value for TDS or its shareholders and whether the process could result in adverse impacts on TDS' businesses; the manner in which Array's remaining business is conducted; strategic decisions regarding the tower business; whether the additional spectrum license sales to T-Mobile and the previously announced spectrum license sale to Verizon are consummated; whether Array can monetize its remaining spectrum assets; intense competition; economic and business risks associated with fixed rate annual escalators on colocation revenue contracts; Array's reliance on a small number of tenants for a substantial portion of its revenues; the ability to attract people of outstanding talent throughout all levels of the organization; TDS' lack of scale relative to larger competitors; inability to protect TDS' real estate rights, with respect to land leases; changes in demand, consumer preferences and perceptions, price competition, or cost; advances or changes in technology; impacts of costs, integration issues or other factors associated with acquisitions, divestitures or exchanges of properties and/or expansion of TDS’ businesses; the ability of the company to successfully construct and manage its networks; difficulties involving third parties with which TDS does business; uncertainties in TDS’ future cash flows and liquidity and access to the capital markets; the ability to make payments on TDS and Array indebtedness or comply with the terms of debt covenants; conditions in the U.S. telecommunications industry; the value of assets and investments, including significant investments in wireless operating entities that Array does not control; the state and federal regulatory environment, including changes in regulatory support received and the ability to pass through certain regulatory fees to customers; pending and future litigation; cyber-attacks or other breaches of network or information technology security; control by the TDS Voting Trust; disruption in credit or other financial markets; deterioration of U.S. or global economic conditions; and extreme weather events. Investors are encouraged to consider these and other risks and uncertainties that are more fully described under “Risk Factors” in the most recent filing of TDS’ Form 10-K, as updated by any TDS Form 10-Q filed subsequent to such Form 10-K.

For more information about TDS and its subsidiaries, visit:
TDS: www.tdsinc.com
TDS Telecom: www.tdstelecom.com
Array: investors.arrayinc.com

TDS Telecom
Summary Operating Data (Unaudited)
As of or for the Quarter Ended	3/31/2026	12/31/2025	9/30/2025	6/30/2025	3/31/2025
Residential connections
Broadband
Incumbent Fiber	130,200	127,300	123,500	121,200	119,700
Incumbent Copper	84,200	91,200	102,000	106,500	112,600
Expansion Fiber	168,500	160,600	150,700	141,800	133,200
Cable	179,100	182,800	186,100	188,200	190,200
Total Broadband	561,900	561,900	562,400	557,700	555,800
Video	107,200	111,500	114,300	116,500	118,700
Voice	216,900	228,900	242,200	248,700	256,900
Wireless	5,300	3,300	2,200	1,600	900
Total Residential connections	891,400	905,600	921,100	924,500	932,300
Commercial connections	166,500	173,900	180,300	184,300	187,600
Total connections[1]	1,058,000	1,079,500	1,101,300	1,108,800	1,119,900

Total residential fiber net adds	10,900	15,100	11,200	10,300	8,300
Total residential broadband net adds	100	4,500	4,600	3,900	2,800

Residential fiber churn[2]	1.3%	1.2%	1.5%	1.1%	0.9%
Total residential broadband churn	1.8%	1.6%	1.7%	1.5%	1.3%

Residential revenue per connection[3]	$66.41	$65.95	$65.66	$65.85	$65.67

Capital expenditures (thousands)	$125,963	$154,904	$102,429	$90,187	$58,870
Numbers may not foot due to rounding.
1Divestitures in 2025 resulted in a decrease of 19,000 connections, including 7,500 residential broadband connections.
2Residential fiber churn represents the percentage of incumbent and expansion fiber connections that disconnected service each month. These rates represent the average monthly churn rate for each respective period.
3Total residential revenue per connection is calculated by dividing total residential revenue by the average number of residential connections and by the number of months in the period.

Array Digital Infrastructure, Inc.
Summary Operating Data (Unaudited)
As of or for the Quarter Ended	3/31/2026	12/31/2025	9/30/2025
Capital expenditures from continuing operations (thousands)	$8,645	$12,933	$7,927
Owned towers	4,452	4,450	4,449
Number of colocations[1]	4,290	4,572	4,517
Tower tenancy rate[2]	0.96	1.03	1.02
1Represents instances where a third-party leases space on a company-owned tower. Includes T-Mobile MLA committed site minimum of 2,015. Excludes Interim Sites whereby T-Mobile is leasing up to 1,800 sites for a period of up to 30 months subject to the terms and conditions of the MLA. As of March 31, 2026, the Number of colocations and the Tower tenancy rate exclude DISH Wireless due to the low probability of collection on outstanding amounts.
2Calculated as total number of colocations divided by total number of towers. Includes T-Mobile MLA committed site minimum of 2,015. Excludes Interim Sites whereby T-Mobile is leasing up to 1,800 sites for a period of up to 30 months subject to the terms and conditions of the MLA. As of March 31, 2026, the Number of colocations and the Tower tenancy rate exclude DISH Wireless due to the low probability of collection on outstanding amounts. Normalized to exclude DISH, tenancy ratios would have been 0.95 and 0.94, respectively in prior periods.

Telephone and Data Systems, Inc.
Consolidated Statement of Operations Highlights
(Unaudited)

	Three Months Ended March 31,
	2026	2025	2026 vs. 2025
(Dollars and shares in thousands, except per share amounts)
Operating revenues
TDS Telecom	$249,572	$257,360	(3)%
Array	52,012	26,984	93%
All Other[1]	7,866	6,089	29%
Total operating revenues	309,450	290,433	7%
Operating expenses
TDS Telecom	253,304	257,501	(2)%
Array	(108,773)	56,611	N/M
All other[1]	21,101	10,255	N/M
Total operating expenses	165,632	324,367	(49)%
Operating income (loss)
TDS Telecom	(3,732)	(141)	N/M
Array	160,785	(29,627)	N/M
All Other[1]	(13,235)	(4,166)	N/M
Total operating income (loss)	143,818	(33,934)	N/M
Other income (expense)
Equity in earnings of unconsolidated entities	41,902	36,518	15%
Interest and dividend income	13,786	6,270	N/M
Interest expense	(5,321)	(23,909)	78%
Short-term imputed spectrum lease income	34,200	—	N/M
Other, net	5,450	2,725	N/M
Total other income	90,017	21,604	N/M
Income (loss) before income taxes	233,835	(12,330)	N/M
Income tax expense (benefit)	54,408	(8,123)	N/M
Net income (loss) from continuing operations	179,427	(4,207)	N/M
Less: Net income from continuing operations attributable to noncontrolling interests, net of tax	32,813	1,724	N/M
Net income (loss) from continuing operations attributable to TDS shareholders	146,614	(5,931)	N/M

Net income (loss) from discontinued operations	(2,389)	16,171	N/M
Less: Net income (loss) from discontinued operations attributable to noncontrolling interests, net of tax	(369)	2,770	N/M
Net income (loss) from discontinued operations attributable to TDS shareholders	(2,020)	13,401	N/M

Net income	177,038	11,964	N/M
Less: Net income attributable to noncontrolling interests, net of tax	32,444	4,494	N/M
Net income attributable to TDS shareholders	144,594	7,470	N/M
TDS Preferred Share dividends	17,306	17,306	—
Net income (loss) attributable to TDS common shareholders	$127,288	$(9,836)	N/M

Telephone and Data Systems, Inc.
Consolidated Statement of Operations Highlights
(Unaudited)

	Three Months Ended March 31,
	2026	2025	2026 vs. 2025
(Dollars and shares in thousands, except per share amounts)
Basic weighted average shares outstanding	113,882	114,582	(1)%

Basic earnings (loss) per share from continuing operations attributable to TDS common shareholders	$1.14	$(0.20)	N/M
Basic earnings (loss) per share from discontinued operations attributable to TDS common shareholders	$(0.02)	$0.11	N/M
Basic earnings (loss) per share attributable to TDS common shareholders	$1.12	$(0.09)	N/M

Diluted weighted average shares outstanding	116,651	114,582	2%

Diluted earnings (loss) per share from continuing operations attributable to TDS common shareholders	$1.11	$(0.20)	N/M
Diluted earnings (loss) per share from discontinued operations attributable to TDS common shareholders	$(0.02)	$0.11	N/M
Diluted earnings (loss) per share attributable to TDS common shareholders	$1.09	$(0.09)	N/M
N/M - Percentage change not meaningful.
1Consists of corporate and other operations and intercompany eliminations.

Telephone and Data Systems, Inc.
Consolidated Statement of Cash Flows
(Unaudited)
	Three Months Ended March 31,
	2026	2025
(Dollars in thousands)
Cash flows from operating activities
Net income	$177,038	$11,964
Net income (loss) from discontinued operations	(2,389)	16,171
Net income (loss) from continuing operations	179,427	(4,207)
Add (deduct) adjustments to reconcile net income (loss) to net cash flows from operating activities
Depreciation, amortization and accretion	85,943	84,329
Bad debts expense	3,383	1,380
Stock-based compensation expense	4,159	12,749
Deferred income taxes, net	(38,825)	(6,519)
Equity in earnings of unconsolidated entities	(41,902)	(36,518)
Distributions from unconsolidated entities	18,373	11,254
(Gain) loss on asset disposals, net	1,810	1,888
(Gain) loss on sale of business and other exit costs, net	1,562	(998)
(Gain) loss on license sales and exchanges, net	(150,878)	(1,100)
Other operating activities	42	1,141
Changes in assets and liabilities from operations
Accounts receivable	2,787	(12,530)
Inventory	316	(229)
Accounts payable	(7,881)	1,844
Customer deposits and deferred revenues	(33,593)	108
Accrued taxes	91,865	(264)
Accrued interest	580	343
Other assets and liabilities	(49,074)	(95,131)
Net cash provided by (used in) operating activities - continuing operations	68,094	(42,460)
Net cash provided by (used in) operating activities - discontinued operations	(633)	228,069
Net cash provided by operating activities	67,461	185,609

Cash flows from investing activities
Cash paid for additions to property, plant and equipment	(149,041)	(64,391)
Cash paid for licenses	—	(2,072)
Cash received from divestitures	1,016,478	8,042
Other investing activities	396	80
Net cash provided by (used in) investing activities - continuing operations	867,833	(58,341)
Net cash used in investing activities - discontinued operations	—	(64,337)
Net cash provided by (used in) investing activities	867,833	(122,678)

Cash flows from financing activities
Issuance of long-term debt	1,300	—
Repayment of long-term debt	(150,314)	(7,736)
Tax withholdings, net of cash receipts, for TDS stock-based compensation awards	(1,710)	(5,639)
Tax withholdings, net of cash receipts, for Array stock-based compensation awards	(1,373)	(6,579)
Repurchase of Array Common Shares	—	(21,360)
Dividends paid to TDS shareholders	(21,860)	(21,896)
Array dividends paid to noncontrolling public shareholders	(159,890)	—
Distributions to noncontrolling interests	(638)	(1,639)
Cash paid for software license agreements	(166)	(839)
Other financing activities	9	(452)
Net cash used in financing activities - continuing operations	(334,642)	(66,140)
Net cash used in financing activities - discontinued operations	—	(8,826)
Net cash used in financing activities	$(334,642)	$(74,966)

Telephone and Data Systems, Inc.
Consolidated Statement of Cash Flows
(Unaudited)
	Three Months Ended March 31,
	2026	2025
(Dollars in thousands)
Net increase (decrease) in cash, cash equivalents and restricted cash	$600,652	$(12,035)

Cash, cash equivalents and restricted cash
Beginning of period	770,150	383,222
End of period	$1,370,802	$371,187

Telephone and Data Systems, Inc.
Consolidated Balance Sheet Highlights
(Unaudited)

ASSETS

	March 31, 2026	December 31, 2025
(Dollars in thousands)
Current assets
Cash and cash equivalents	$1,366,604	$765,952
Accounts receivable, net	102,884	109,981
Inventory, net	3,746	4,062
Prepaid expenses	33,858	28,206
Income taxes receivable	—	1,292
Other current assets	12,987	13,976
Total current assets	1,520,079	923,469

Non-current assets held for sale	737,437	1,598,131

Licenses	1,642,824	1,642,972

Other intangible assets, net	124,391	131,673

Investments in unconsolidated entities	486,132	461,922

Property, plant and equipment, net	3,025,322	2,965,455

Operating lease right-of-use assets	513,237	515,081

Other assets and deferred charges	161,905	159,600

Total assets	$8,211,327	$8,398,303

Telephone and Data Systems, Inc.
Consolidated Balance Sheet Highlights
(Unaudited)

LIABILITIES AND EQUITY

	March 31, 2026	December 31, 2025
(Dollars in thousands, except per share amounts)
Current liabilities
Current portion of long-term debt	$7,515	$5,274
Accounts payable	97,068	115,822
Customer deposits and deferred revenues	84,165	125,140
Accrued interest	3,415	2,836
Accrued taxes	138,488	46,721
Accrued compensation	27,630	56,774
Short-term operating lease liabilities	26,297	26,180
Current liabilities of discontinued operations	20,242	20,242
Other current liabilities	38,855	41,322
Total current liabilities	443,675	440,311

Deferred liabilities and credits
Deferred income tax liability, net	699,150	743,633
Long-term operating lease liabilities	548,420	549,617
Other deferred liabilities and credits	584,484	574,025

Long-term debt, net	672,700	823,364

Total equity	5,262,898	5,267,353

Total liabilities and equity	$8,211,327	$8,398,303

Balance Sheet Highlights
(Unaudited)

	March 31, 2026
	TDS		TDS Corporate	Intercompany	TDS
	Telecom	Array	& Other	Eliminations	Consolidated
(Dollars in thousands)
Cash and cash equivalents	$55,212	$253,638	$1,113,325	$(55,571)	$1,366,604

Licenses and other intangible assets	$124,543	$1,642,039	$633	$—	$1,767,215
Investment in unconsolidated entities	3,947	435,061	57,500	(10,376)	486,132
	$128,490	$2,077,100	$58,133	$(10,376)	$2,253,347

Property, plant and equipment, net	$2,623,432	$386,727	$15,163	$—	$3,025,322

Long-term debt, net:
Current portion	$162	$6,094	$1,259	$—	$7,515
Non-current portion	2,865	668,499	1,336	—	672,700
	$3,027	$674,593	$2,595	$—	$680,215

TDS Telecom Highlights
(Unaudited)

	Three Months Ended March 31,
	2026	2025	2026 vs. 2025
(Dollars in thousands)
Operating revenues
Residential
Incumbent	$77,292	$85,594	(10)%
Expansion	43,562	34,406	27%
Cable	57,742	63,847	(10)%
Total residential	178,596	183,847	(3)%
Commercial	32,795	34,634	(5)%
Wholesale	38,117	38,677	(1)%
Total service revenues	249,508	257,158	(3)%
Equipment revenues	64	202	(68)%
Total operating revenues	249,572	257,360	(3)%

Cost of operations (excluding Depreciation, amortization and accretion reported below)	97,182	100,964	(4)%
Cost of equipment and products	111	263	(58)%
Selling, general and administrative	81,061	83,148	(3)%
Depreciation, amortization and accretion	72,555	71,440	2%
(Gain) loss on asset disposals, net	833	1,662	(50)%
(Gain) loss on sale of business and other exit costs, net	1,562	24	N/M
Total operating expenses	253,304	257,501	(2)%

Operating income (loss)	$(3,732)	$(141)	N/M
N/M - Percentage change not meaningful

Array Digital Infrastructure, Inc. Highlights
(Unaudited)

	Three Months Ended March 31,
	2026	2025	2026 vs. 2025
(Dollars in thousands)
Operating revenues
Site rental	$51,024	$26,595	92%
Services	988	389	N/M
Total operating revenues	52,012	26,984	93%

Operating expenses
Cost of operations (excluding Depreciation and accretion reported below)	21,609	16,290	33%
Selling, general and administrative	12,745	29,202	(56)%
Depreciation and accretion	12,604	11,993	5%
(Gain) loss on asset disposals, net	904	226	N/M
(Gain) loss on license sales and exchanges, net	(156,635)	(1,100)	N/M
Total operating expenses	(108,773)	56,611	N/M

Operating income (loss)	$160,785	$(29,627)	N/M
N/M - Percentage change not meaningful

Telephone and Data Systems, Inc.
Financial Measures
(Unaudited)
Free Cash Flow

	Three Months Ended March 31,
TDS CONSOLIDATED	2026	2025
(Dollars in thousands)
Cash flows from operating activities - continuing operations (GAAP)	$68,094	$(42,460)
Cash paid for additions to property, plant and equipment	(149,041)	(64,391)
Cash paid for software license agreements	(166)	(839)
Free cash flow - continuing operations (Non-GAAP)[1]	$(81,113)	$(107,690)
1Free cash flow is a non-GAAP financial measure which TDS believes may be useful to investors and other users of its financial information in evaluating liquidity, specifically, the amount of net cash generated by business operations after deducting Cash paid for additions to property, plant and equipment and Cash paid for software license agreements.

Telephone and Data Systems, Inc.
EBITDA, Adjusted EBITDA, Adjusted OIBDA and AFCF Reconciliations
(Unaudited)

EBITDA, Adjusted EBITDA and Adjusted OIBDA

The following tables reconcile EBITDA, Adjusted EBITDA and Adjusted OIBDA to the corresponding GAAP measures, Net income and Income (loss) before income taxes.

	Three Months Ended March 31,
TDS Telecom	2026	2025
(Dollars in thousands)
Net income (GAAP)	$1,047	$3,527
Add back or deduct:
Income tax expense (benefit)	(2,089)	1,135
Income (loss) before income taxes (GAAP)	(1,042)	4,662
Add back:
Interest expense	(157)	(1,465)
Depreciation, amortization and accretion expense	72,555	71,440
EBITDA (Non-GAAP)	71,356	74,637
Add back or deduct:
Expenses related to strategic alternatives review	87	—
(Gain) loss on asset disposals, net	833	1,662
(Gain) loss on sale of business and other exit costs, net	1,562	24
Adjusted EBITDA (Non-GAAP)	73,838	76,323
Deduct:
Interest and dividend income	1,145	1,401
Other, net	1,388	1,937
Adjusted OIBDA (Non-GAAP)	$71,305	$72,985

	Three Months Ended March 31,
Array	2026	2025
(Dollars in thousands)
Net income from continuing operations (GAAP)	$180,024	$5,483
Add back or deduct:
Income tax expense (benefit)	52,398	(192)
Income before income taxes (GAAP)	232,422	5,291
Add back:
Interest expense	7,180	3,667
Depreciation and accretion expense	12,604	11,993
EBITDA (Non-GAAP)	252,206	20,951
Add back or deduct:
Expenses related to strategic alternatives review	187	1,145
(Gain) loss on asset disposals, net	904	226
(Gain) loss on license sales and exchanges, net	(156,635)	(1,100)
Short-term imputed spectrum lease income	(34,200)	—
Adjusted EBITDA (Non-GAAP)	62,462	21,222
Deduct:
Equity in earnings of unconsolidated entities	40,408	35,927
Interest and dividend income	4,223	2,658
Other, net	(14)	—
Adjusted OIBDA (Non-GAAP)	$17,845	$(17,363)
Array Adjusted Free Cash Flow (AFCF)

AFCF is a non-GAAP measure defined as Net income from continuing operations adjusted for the items set forth in the reconciliation below. AFCF is not a measure of financial performance under GAAP and should not be considered as an alternative to Net income from continuing operations or as an indicator of cash flows.

Management believes AFCF is a useful measure of Array’s cash generated from operations and its noncontrolling investment interests. The following table reconciles AFCF to the corresponding GAAP measure, Net income from continuing operations. This measure is presented following the sale of Array's wireless operations to T-Mobile on August 1, 2025, at which time the primary business operations for Array changed from providing wireless communications services to a standalone tower company.

Three Months Ended March 31, 2026
(Dollars in thousands)
Net income from continuing operations - Array (GAAP)	$180,024
Add back or deduct:
Income tax expense	52,398
Cash paid for income taxes	(220)
Stock-based compensation expense	227
Short-term imputed spectrum lease income	(34,200)
Amortization of deferred debt charges	319
Equity in earnings of unconsolidated entities	(40,408)
Distributions from unconsolidated entities	18,373
(Gain) loss on license sales and exchanges, net	(156,635)
(Gain) loss on asset disposals, net	904
Depreciation and accretion	12,604
Expenses related to strategic alternatives review	187
Straight line and other non-cash revenue adjustments	(2,874)
Straight line expense adjustment	1,342
Maintenance and other capital expenditures	(1,388)
Adjusted Free Cash Flow from continuing operations - Array (Non-GAAP)	$30,653